UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2008, the Board of Directors (the “Board”) of DreamWorks Animation SKG, Inc. (the “Company”) voted to elect Richard Sherman to serve as a member of the Board until his successor has been duly elected and qualified. Mr. Sherman was recommended to the Board by David Geffen, one of the Company’s principal stockholders and a director of the Company from October 2004 until October 2008, and by the Nominating and Governance Committee. A copy of the press release announcing the election of Mr. Sherman as a member of the Board is attached hereto as Exhibit 99.1.

Mr. Sherman has served as the Chief Executive Officer of The David Geffen Company (“DGC”), an investment management firm, since 1992. DGC is owned and controlled by David Geffen. From 1977 until 1992, Mr. Sherman was a partner with Breslauer, Jacobson, Rutman and Sherman, which provided business management services. Mr. Sherman was a staff accountant with Peat, Marwick and Mitchell from 1973 until 1977. Mr. Sherman is a certified public accountant. Mr. Sherman serves on the boards of directors of Aviva Family and Children’s Services, the Geffen Playhouse and The David Geffen Foundation. Mr. Sherman also previously served as an adjunct professor of finance with the Graduate School of Architecture and Engineering of the University of Southern California.

Other than the recommendation by Mr. Geffen, there is no arrangement or understanding between Mr. Sherman and any other person pursuant to which he was selected to become a member of the Board. There are no transactions between the Company and Mr. Sherman that are reportable under Item 404(a) of Regulation S-K. There are no new plans, contracts or arrangements or any amendments to any plans, contracts or arrangements entered into with Mr. Sherman in connection with his election to the Board, nor are there any current grant or awards made to Mr. Sherman in connection therewith. It is expected that Mr. Sherman will participate in the Company’s standard non-employee director compensation program, which currently consists of annual restricted stock unit awards with a grant-date value of $200,000.

In November 2007, the Company repurchased certain shares of its Class A Common Stock held by The David Geffen Foundation. For a description of the terms and conditions of this repurchase transaction, please see the Company’s Proxy Statement dated March 24, 2008. Mr. Sherman had no financial interest in this transaction.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release issued by DreamWorks Animation SKG, Inc. dated November 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: November 18, 2008	By:	/s/ Katherine Kendrick
Katherine Kendrick
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by DreamWorks Animation SKG, Inc. dated November 18, 2008.

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